Exhibit 99.(a)(1)

PGIM SHORT DURATION HIGH YIELD OPPORTUNITIES FUND

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:                                                        The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND:                                         The name of the statutory trust (the “Trust”) is:

PGIM Strategic Credit Fund

THIRD:                                                   The address of the Trust’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093.

FOURTH:                                        The name and business address of the Trust’s resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of her knowledge and belief, the facts stated herein are true.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 26th day of May, 2020.

/s/ Claudia DiGiacomo
Claudia DiGiacomo